UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2010

DECISIONPOINT SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-144279	74-3209480
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19655 Descartes, Foothill Ranch, CA  92610-2609
 (Address of principal executive offices) (Zip code)

(949) 465-0065
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On December 23, 2010, DecisionPoint Systems, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) among CMAC, Inc. (“CMAC”) and the shareholders of CMAC (the “Shareholders”).

Under the Stock Purchase Agreement, the Company has agreed to purchase from the Shareholders all of the common stock of CMAC (the “Shares”).  The purchase price for the Shares is $3,150,000.00, consisting of (a) $2,205,000.00 payable in cash and (b) such number of unregistered shares of the Company’s common stock, par value $0.001 per share (the “Company Stock”), obtained by dividing $945,000.00 by the average of the daily closing price per share of the Company Stock for each of the 10 consecutive trading days ending on (and including) the trading day that occurs two trading days prior to (and not including) the closing date.  The closing of the acquisition is subject to customary closing conditions.  .

The Stock Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the attached Stock Purchase Agreement.

Item 8.01         Other Events.

On December 23, 2010, the Company. issued a press release announcing the execution of the Stock Purchase Agreement.  A copy of the press release is furnished under this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of December 23, 2010.

99.1	Press Release, dated December 23, 2010.

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: December 30, 2010	By:	/s/ Nicholas Toms
Name: Nicholas R. Toms
Title: Chief Executive Officer